Exhibit 99.1

Apple Reports First Quarter Results

iPhone and iPad Sales Drive Record Revenue and Operating Profit

CUPERTINO, California—January 27, 2014—Apple® today announced financial results for its fiscal 2014 first quarter ended December 28, 2013. The Company posted record quarterly revenue of $57.6 billion and quarterly net profit of $13.1 billion, or $14.50 per diluted share. These results compare to revenue of $54.5 billion and net profit of $13.1 billion, or $13.81 per diluted share, in the year-ago quarter. Gross margin was 37.9 percent compared to 38.6 percent in the year-ago quarter. International sales accounted for 63 percent of the quarter’s revenue.

The Company sold 51 million iPhones, an all-time quarterly record, compared to 47.8 million in the year-ago quarter. Apple also sold 26 million iPads during the quarter, also an all-time quarterly record, compared to 22.9 million in the year-ago quarter. The Company sold 4.8 million Macs, compared to 4.1 million in the year-ago quarter.

Apple’s Board of Directors has declared a cash dividend of $3.05 per share of the Company’s common stock. The dividend is payable on February 13, 2014, to shareholders of record as of the close of business on February 10, 2014.

“We are really happy with our record iPhone and iPad sales, the strong performance of our Mac products and the continued growth of iTunes, Software and Services,” said Tim Cook, Apple’s CEO. “We love having the most satisfied, loyal and engaged customers, and are continuing to invest heavily in our future to make their experiences with our products and services even better.”

“We generated $22.7 billion in cash flow from operations and returned an additional $7.7 billion in cash to shareholders through dividends and share repurchases during the December quarter, bringing cumulative payments under our capital return program to over $43 billion,” said Peter Oppenheimer, Apple’s CFO.

Apple is providing the following guidance for its fiscal 2014 second quarter:

•	revenue between $42 billion and $44 billion
•	gross margin between 37 percent and 38 percent
•	operating expenses between $4.3 billion and $4.4 billion
•	other income/(expense) of $200 million
•	tax rate of 26.2 percent

Apple will provide live streaming of its Q1 2014 financial results conference call beginning at 2:00 p.m. PST on January 27, 2014 at www.apple.com/quicktime/qtv/earningsq114. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 28, 2013 and its Form 10-Q for the quarter ended December 28, 2013 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2014 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 28, 2013	December 29, 2012
Net sales	$57,594	$54,512
Cost of sales (1)	35,748	33,452

Gross margin	21,846	21,060

Operating expenses:
Research and development (1)	1,330	1,010
Selling, general and administrative (1)	3,053	2,840

Total operating expenses	4,383	3,850

Operating income	17,463	17,210
Other income/(expense), net	246	462

Income before provision for income taxes	17,709	17,672

Provision for income taxes	4,637	4,594

Net income	$13,072	$13,078

Earnings per share:
Basic	$14.59	$13.93
Diluted	$14.50	$13.81

Shares used in computing earnings per share:
Basic	896,072	938,916
Diluted	901,452	947,217

Cash dividends declared per common share	$3.05	$2.65

(1) Includes share-based compensation expense as follows:
Cost of sales	$109	$85
Research and development	$289	$224
Selling, general and administrative	$283	$236

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	December 28, 2013	September 28, 2013

ASSETS:

Current assets:
Cash and cash equivalents	$14,077	$14,259
Short-term marketable securities	26,634	26,287
Accounts receivable, less allowances of $94 and $99, respectively	14,200	13,102
Inventories	2,122	1,764
Deferred tax assets	3,742	3,453
Vendor non-trade receivables	10,998	7,539
Other current assets	8,574	6,882

Total current assets	80,347	73,286

Long-term marketable securities	118,131	106,215
Property, plant and equipment, net	15,488	16,597
Goodwill	2,022	1,577
Acquired intangible assets, net	4,105	4,179
Other assets	5,091	5,146

Total assets	$225,184	$207,000

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$29,588	$22,367
Accrued expenses	15,824	13,856
Deferred revenue	8,357	7,435

Total current liabilities	53,769	43,658

Deferred revenue – non-current	3,071	2,625
Long-term debt	16,961	16,960
Other non-current liabilities	21,699	20,208

Total liabilities	95,500	83,451

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 892,447 and 899,213 shares issued and outstanding, respectively	20,559	19,764
Retained earnings	109,431	104,256
Accumulated other comprehensive income/(loss)	(306)	(471)

Total shareholders’ equity	129,684	123,549

Total liabilities and shareholders’ equity	$225,184	$207,000

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended
	December 28, 2013	December 29, 2012
Cash and cash equivalents, beginning of the period	$14,259	$10,746

Operating activities:
Net income	13,072	13,078
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,144	1,588
Share-based compensation expense	681	545
Deferred income tax expense	1,253	1,179
Changes in operating assets and liabilities:
Accounts receivable, net	(1,098)	(668)
Inventories	(358)	(664)
Vendor non-trade receivables	(3,459)	(2,174)
Other current and non-current assets	(319)	413
Accounts payable	8,191	6,145
Deferred revenue	1,368	1,611
Other current and non-current liabilities	1,195	2,373

Cash generated by operating activities	22,670	23,426

Investing activities:
Purchases of marketable securities	(48,397)	(37,192)
Proceeds from maturities of marketable securities	5,556	3,460
Proceeds from sales of marketable securities	30,302	23,002
Payments made in connection with business acquisitions, net	(525)	(284)
Payments for acquisition of property, plant and equipment	(1,985)	(2,317)
Payments for acquisition of intangible assets	(59)	(138)
Other	5	(52)

Cash used in investing activities	(15,103)	(13,521)

Financing activities:
Proceeds from issuance of common stock	134	76
Excess tax benefits from equity awards	280	404
Taxes paid related to net share settlement of equity awards	(365)	(534)
Dividends and dividend equivalents paid	(2,769)	(2,493)
Repurchase of common stock	(5,029)	(1,950)

Cash used in financing activities	(7,749)	(4,497)

Increase/(decrease) in cash and cash equivalents	(182)	5,408

Cash and cash equivalents, end of the period	$14,077	$16,154

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$3,387	$1,890
Cash paid for interest	$161	$0